                                                                   EXHIBIT 10.29

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [ * ]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.


                                   AGREEMENT


     This Encoding Services and Compact Disc Purchase Agreement ("Agreement") is entered into as of August 25, 2000 (the "Effective Date") by and between Loudeye Technologies, Inc., a Delaware corporation ("Loudeye") and XM Satellite Radio Inc., a Delaware corporation ("XM")

     WHEREAS, Loudeye is in the business of providing encoding services to third parties and is an authorized distributor of compact discs;

     WHEREAS, XM wishes to purchase certain compact discs from Loudeye to populate its music library and wishes to engage Loudeye to encode those compact discs in the formats set forth herein to facilitate the transmission of XM's programming.

     NOW THEREFORE, intending to be legally bound, and in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1    Definitions.

     1.1 "CDs" shall mean one or more compact discs released in one (1) package and containing one or more sound recordings in digital format.

     1.2  "DLT" shall mean digital linear tapes.

     1.3 "Encode" or "Encoding" shall mean, with regard to the CDs, encoding the audio in accordance with the specifications set forth on Exhibit B-1.

     1.4  "Meta Data" shall mean the information set forth in Exhibit B-3

2    Purchase of CDs.

     2.1 Volume Purchase. XM will purchase from Loudeye the CDs listed on Exhibit A attached hereto and any other CD purchase order which the parties may execute from time to time.

     2.2 Bar Coding. Prior to delivery to XM, Loudeye shall bar code each CD with a unique identifier to ensure that future releases will not be in conflict with older releases in XM's library.

     2.3  [ * .] XM shall have the right to [ * ] by Loudeye. Loudeye shall
          [ * .]

     2.4 Delivery. In accordance with the schedule set forth in Exhibit C, Loudeye will deliver the CDs to XM at the address listed in Exhibit C.

3    Encoding.

     3.1 Blue Line Acceptance Test. Loudeye shall Encode sample CD's in accordance with the specifications set forth in Exhibits B-1 (the "Sample"). On or before [ * ], Loudeye will submit the Sample to XM for review.

          (a) If, [ * ] the Sample is acceptable, and XM communicates such acceptance of the Sample to Loudeye no later than [ * ] the Sample shall become the Blue Line Sample and Loudeye shall begin Encoding the CDs in accordance with the schedule and requirements set forth in Exhibit C.

          (b) If, [ * ] the Sample is unacceptable, XM may [ * ] or XM may request that Loudeye submit a new Sample and the previous provisions shall similarly apply to such new Sample; provided, however that the schedule and requirements set forth in Exhibit C shall be adjusted as necessary to reflect the new XM acceptance date.

     3.2 Delivery. Subject to the provisions above in section 3.1, [ * ] Loudeye shall deliver the encoded CDs, and related Meta Data in accordance with the schedule and requirements set forth in Exhibit C attached hereto.

4    Price and Payment Terms.

     4.1 CDs. XM shall pay to Loudeye [ * ] for the purchase of each CD. Upon shipment of the CDs from the provider of the CDs, Loudeye shall invoice XM for the CDs shipped, plus an administrative fee of [ * ] of the CDs shipped, and XM shall pay the invoice within [ * ] days of receipt of that invoice. [ * ] shall pay reasonable shipping costs and expenses.

     4.2 Encoding. XM shall pay Loudeye [ * ] per CD for encoding the CD and providing the Meta Data.

          4.2.1 Deposit. Within [ * ] days from the Effective Date, XM shall pay Loudeye [ * ] ("Deposit"). If the Agreement is terminated pursuant to Section 5.4, the Deposit [ * ]

          4.2.2 Encoding. Upon each delivery of the encoded files and Meta Data as set forth in Exhibit C, Loudeye shall invoice XM. The Deposit shall first be applied to all amounts owed hereunder. Any amount invoiced in excess of the Deposit shall be paid within [ * ] days of XM's receipt of an invoice.

     4.3 Other Terms. Payment must be made in U.S. Dollars and may be made in cash, cashiers check, money order, travelers' checks, check or Visa/MasterCard. Interest at the maximum allowed by law will be charged on all accounts not paid by due date unless previous arrangements have been made by Loudeye.

     4.4 Subsequent Deliveries. Upon request of XM, subsequent deliveries of encoded CDs will be provided at an agreed to time. Such request shall be made through the Loudeye external system interface. XM shall receive an additional [ * ] CDs during the year 2001 at a cost of [ * ] per encoded CD. Loudeye shall invoice XM for the year 2001 deliveries [ * ], which shall be due net [ * ] days from date of invoice.

5    Term and Termination.

     5.1 Term. The term of this Agreement shall begin on the Effective Date and shall continue until December 31, 2001, unless otherwise terminated by either party.

     5.2 Termination for Cause. Either party may terminate this Agreement in the event of any material breach of the Agreement by the other party; provided, that such breach shall not result in termination if the breach is cured by the other party within [ * ] days of receipt of such notice.

     5.3 Termination Without Cause. XM may terminate this Agreement for its convenience upon [ * ] days notice to Loudeye. Loudeye may terminate this Agreement for convenience upon [ * ] days notice after the initial production of approximately [ * ] CDs have been encoded and files delivered. 5.4 [ * ]

6    Confidentiality.

     6.1 Except as expressly set forth herein, the parties shall maintain in confidence the terms of this Agreement. During the term of this Agreement, the parties may disclose to one another certain information which is considered by the disclosing party to be proprietary or confidential information (the "Confidential Information"). Confidential Information is defined as any information, communication or data, in any form, including, but not limited to, oral, written, graphic or electromagnetic forms, models or samples, which the disclosing party identifies as confidential or which is of such a nature that the receiving party should reasonably understand that the disclosing party desires to protect such information, communication or data against unrestricted disclosure or use, including, without limitation, site traffic and performance data, business information, financial data and marketing data. All Confidential Information shall remain the sole property of the disclosing party and its confidentiality shall be maintained and protected by the receiving party with the same degree of care as the receiving party uses for its own confidential and proprietary information. The receiving party shall not use the Confidential Information of the other party except as necessary to fulfill its obligations under this Agreement, nor shall it disclose such Confidential Information to any third party without the prior written consent of the disclosing party.

     6.2 The restrictions on the use or disclosure of any Confidential Information shall not apply to any Confidential Information: (i) after it has become generally available to the public without breach of this Agreement by the receiving party; (ii) that is rightfully in the receiving party's possession prior to disclosure to it by the disclosing party; (iii) that is independently developed by the receiving party; (iv) that is rightfully received by the receiving party from a third party without a duty of confidentiality; or (v) that is disclosed under operation of law.

     6.3 Press Releases. Loudeye and XM may enter into a joint press release upon execution of the Agreement, provided that the parties can mutually agree upon the language of such press release.

7    Warranties

     7.1  Loudeye represents and warrants to XM that:

          7.1.1 All of the services to be performed by Loudeye hereunder will be rendered in a first-class professional manner by qualified personnel;

          7.1.2 None of the services performed hereunder will infringe or otherwise violate any third party patent, copyright, trade secret or other intellectual property right (provided, however that the foregoing does not include the possible infringement of the rights of others by content provided by XM to Loudeye for encoding as contemplated under this Agreement);

          7.1.3  The encoded CDs shall comply with the Blue Line Sample;

          7.1.4 Loudeye recognizes that the delivery schedule set forth in Exhibit C is a material part of this Agreement.

     7.2 LOUDEYE SHALL NOT BE LIABLE FOR PROFITS OR OTHER DAMAGES CAUSED BY THE LOSS, DAMAGE OR DESTRUCTION OF MATERIALS BELONGING TO XM OR ANY OTHER PERSON IN POSSESSION OF LOUDEYE UNLESS CAUSED BY THE NEGLIGENCE OF LOUDEYE IN WHICH EVENT, THE LIABILITY SHALL BE LIMITED TO THE REPLACEMENT OF A SIMILAR QUANTITY OF BLANK TAPE OR MAGNETIC OR OPTICAL MEDIA TO THE MATERIALS WHICH WERE LOST, DAMAGED OR DESTROYED. NOTWITHSTANDING THE FOREGOING, IN THE EVENT THAT ANY CD'S PURCHASED HEREUNDER BY XM ARE LOST, DAMAGED OR DESTROYED WHILE IN THE POSSESSION OF LOUDEYE DURING ITS PROVISIONS OF ITS SERVICES HEREUNDER, LOUDEYE SHALL REPLACE SUCH CD'S WITH

          SUBSTITUTE CD'S. EXCEPT FOR THE ABOVEMENTIONED REPLACEMENTS, LOUDEYE SHALL HAVE NO FURTHER LIABILITY REGARDING THE LOSS, DAMAGE OR DESTRUCTION OF THE AFOREMENTIONED MATERIALS OR CD'S. IF MATERIALS FURNISHED BY LOUDEYE ARE FOUND TO BE DEFECTIVE IN MANUFACTURE, LOUDEYE SHALL REPLACE SUCH MATERIALS WITH A SIMILAR QUANTITY OF BLANK TAPE OR MAGNETIC OR OPTICAL MEDIA, PROVIDED XM NOTIFIES LOUDEYE IN WRITING WITHIN THIRTY DAYS AFTER SHIPMENT OF SUCH DEFECT. EXCEPT FOR SUCH REPLACEMENT, LOUDEYE SHALL HAVE NO FURTHER LIABILITY IN CONNECTION WITH SUCH DEFECTIVE MATERIALS. EXCEPT AS OTHERWISE EXPRESSLY CONTAINED HEREIN, LOUDEYE MAKES NO WARRANTY, EXPRESSED OR IMPLIED WITH RESPECT TO THE MATERIALS OR SERVICES PROVIDED BY IT. EXCEPT AS OTHERWISE EXPRESSLY CONTAINED HEREIN, LOUDEYE EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILTY. ALL WARRANTIES WITH RESPECT TO THE SERVICE ARE STRICTLY LIMITED TO THOSE SET FORTH HEREIN. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL OR INCIDENTAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     7.3 Loudeye agrees that it maintains third party liability insurance policies and is insured against any covered third party liability claims arising from property damage while on the premises of Loudeye.

8    Indemnification

     8.1 Except with respect to claims covered in the following section or otherwise related to the content provided by XM to Loudeye, Loudeye agrees to defend, protect, indemnify and hold harmless XM from and against all third party claims of any kind resulting from (a) the services provided by Loudeye on behalf of XM hereunder, except for any damages arising exclusively out of any material breach of this acknowledgment by XM, (b) any violation of any applicable federal, state or local laws by Loudeye in the course of performing the services on behalf of XM or (c) except for claims for which XM owes an indemnification duty to Loudeye as provided hereunder, any claim that the performance of the services infringes or otherwise violates any patent, trademark, copyright, trade secret or other intellectual property right.

     8.2 XM agrees to defend, protect, indemnify and hold harmless Loudeye from and against all third party claims of any kind resulting from any claim that the performance of the services infringes any copyright, including but not limited to any and all performance license rights, mechanical license rights, synchronization license rights and rights under the Digital Performance Right in Sound Recordings Act of 1995, in the sound recordings or musical compositions that comprise the works being reproduced and encoded by Loudeye.

     8.3 The indemnification obligations under this Section are subject to the following conditions: (a) the indemnified party shall notify the indemnifying party in writing promptly after the indemnified party becomes aware of a covered claim or the possibility thereof; provided, however, that a failure to notify shall not diminish the indemnifying party's obligations except to the extent that the indemnifying party is materially prejudiced as a result of such failure to notify; (b) the indemnified party shall reasonably cooperate, at the indemnifying party's reasonable expense, in good faith in the defense of a covered claim and the indemnifying party shall select counsel reasonably acceptable to the indemnified party to defend such claim and all costs of such counsel shall be borne by the indemnifying party, provided that the indemnified party may elect to participate in any covered claim with an attorney of its own choice and its own expense; and (c) the indemnifying party shall have sole control of the settlement, compromise, negotiation and defense of any covered claim, provided, however, that neither party may settle any such claim without the other party's prior written consent which shall not be unreasonably withheld or delayed.

9    General Provisions

     9.1 Independent Contractors. The parties are entering this Agreement as independent contractors, and this Agreement will not be construed to create a partnership, joint venture or employment relationship between them. Neither party will represent itself to be an employee or agent of the other or enter into any agreement on the other's behalf of or in the other's name.

     9.2 Compliance with other Laws. In its performance of this Agreement, each party will comply with all applicable laws, regulations, orders and other requirements, now or hereafter in effect, of governmental authorities having jurisdiction. Without limiting the generality of the foregoing, each party will pay, collect and remit such taxes as may be imposed with respect to any compensation, royalties or transactions under this Agreement. Except as expressly provided herein, each party will be responsible for all costs and expenses incurred by it in connection with the negotiation, execution and performance of this Agreement.

     9.3 Force Majeure. Neither party will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such party's reasonable control and that such party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected party will give prompt written notice to the other party and will use commercially reasonable efforts to minimize the impact of the event.

     9.4 Notices. Any notice or other communication required or permitted to be made or given by either party pursuant to this Agreement will be in writing, and will be deemed to have been duly given: (a) three (3) business days after the date of mailing if sent by certified U.S. mail, postage prepaid with return receipt requested; (b) when transmitted if sent by facsimile, provided a confirmation of transmission is produced by the sending machine and a copy of such facsimile is promptly sent by another means specified in this section; or (c) when delivered if delivered personally or sent by express courier service. All notices shall be sent to the other party at its address as set forth below.

          To XM:

               Patty Armacost

               Director, Contracts

               XM Satellite Radio Inc.

               1500 Eckington Place NE

               Washington, DC 20002-2194


          To Loudeye:

               Meena Kang Latta

               Loudeye General Counsel

               Loudeye Technologies Inc.

               414 Olive Way, Suite 300

               Seattle, WA  98101

     9.5 Assignment. Neither party may assign this Agreement, in whole or in part, without the other party's prior written consent (which consent will not be unreasonably withheld), except to (a) any corporation resulting from any merger, consolidation or other reorganization involving the assigning party, (b) any of its affiliates, or (c) any individual or entity to which the assigning party may transfer substantially all of its assets; provided that the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding on and enforceable by the parties and their respective successors and permitted assigns.

     9.6 No Waiver; Severability. The failure of either party to enforce any provision of this Agreement will not constitute a waiver of the party's rights to subsequently enforce the provision. The remedies specified in this Agreement are in addition to any other remedies that may be available at law or in equity. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, the remaining provisions of this Agreement shall not be affected and shall remain in full force and effect.

     9.7 Entire Agreement. This Agreement (a) represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous or contemporaneous oral or written agreements regarding such subject matter, (b) may be amended or modified only by a written instrument signed by a duly authorized agent of each party, and (c) will be interpreted, construed and enforced in all respects in accordance with the laws of New York, without reference to its choice of law rules. Any action relating to this Agreement must be brought in state or federal courts located in New York, and the parties irrevocable consent to the jurisdiction of such courts.

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

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                    LOUDEYE TECHNOLOGIES, INC.



                                    By: /s/ Martin Tobias
                                        -------------------------------
                                    Name:  Martin Tobias
                                    Title: Chief Executive Officer



                                    XM SATELLITE RADIO, INC.



                                    By: /s/ Hugh Panero
                                        -------------------------------
                                    Name:  Hugh Panero
                                    Title: President and Chief Executive Officer

                                       9
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                                   Exhibit A

                                      CDs

     As listed in Excel File XM_Final_CD_Order dated June 22, 2000.

                                  Exhibit B-1

                                   ENCODING

          Encoding specifications shall following the specifications set forth in the following sections of the [ * :]


          -------------------------------------------------------------
          [ * ],                       [ * ]
          -------------------------------------------------------------
          [ * ]                        [ * ]
          -------------------------------------------------------------
          [ * ]
          -------------------------------------------------------------
          [ * ]
          -------------------------------------------------------------
          [ * ]
          -------------------------------------------------------------
          [ * ]                        [ * ]
          -------------------------------------------------------------
          [ * ]
          -------------------------------------------------------------


          Sections of the aforementioned document not specifically mentioned above will not pertain to this contract. In particular, it is understood by both parties that the data specifications are defined by Exhibit B-3 of this Agreement and not by anything contained in the aforementioned document.

                                  Exhibit B-3
                                   Meta Data


Loudeye will provide XM, or entity designated by XM to receive such information with a XML dataset consisting of [ * ] CD's on or before [ * ].

Data fields for Non-Classical titles are given by [ * ] with the exception that the [ * ] will not be provided. Both parties understand that the [ * ] is not [ * ]. Loudeye will provide [ * ] for each CD to XM.

Data fields for Classical titles are given by Section [ * ] with the exception that [ * ] will not be provided. [ * ] will be responsible for adding the "LE" extension to the Loudeye unique identifier. Classical data will be delivered
[ * ] but to be on or before [ * ].


**Track length is actual time calculated from the ripping software during the production process.


Data fields and tables are subject to change; Loudeye will map any changes from the UPC to the masterbarcode.

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

--------------------------------------------------------------------------------

                                   Exhibit C

                                   Delivery


     Subject to the receipt of XM's acceptance of the Sample on or before [ * ,] Loudeye Technologies shall deliver the following items in accordance with the delivery schedule noted below.

     ----------------------------------------------------------------------
     Item                           Quantity               Delivery Date
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
     Meta-Data *                    [ * ]                  [ * ]
     ----------------------------------------------------------------------
     Blue Line Demo                 [ * ]                  [ * ]
     ----------------------------------------------------------------------
     Music Files on DLT, and        [ * ]                  ]
     Meta-data  (per Exhibit A)
     ----------------------------------------------------------------------
     Associated CDs                 [ * ]                  [ * ]
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------


     *[ * ]CDs worth of this Meta-data [ * ] by Loudeye to the physical CD at the time of delivery on [ * ].


     All deliveries shall be [ * .] [ * ] shall be responsible for all expenses associated with shipping, handling and insurance. Loudeye Technologies shall use reasonable commercial efforts to encode [ * ] CDs per [ * ], but this number may vary in any particular [ * ]; provided, however, Loudeye Technologies shall encode an average of [ * ] CDs per [ * ] in any given [ * ] period during the initial production run.


     All deliveries shall be made to the following address:

          XM Satellite Radio Inc.
          1500 Eckington Place NE
          Washington, DC 20002-2194

          Attention:  Charles Logan

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